Exhibit 12

                                         Hospitality Properties Trust
                               Computation of Ratio of Earnings to Fixed Charges
                                     (in thousands, except ratio amounts)


                                                                                              For the Period
                                                              For the                        February 7, 1995
                                                            Year Ended                        (inception) to
                                                           December 31,                        December 31,
                                        ------------------------------------------------     ----------------
                                            1998              1997              1996                1995
                                                                          (in thousands)
                                        ------------------------------------------------     ----------------

Income Before Extraordinary Items       $ 87,982           $ 59,153           $ 51,664           $ 11,349
Fixed Charges                             21,751             15,534              5,646              5,063
                                        --------           --------           --------           --------
Adjusted Earnings                       $109,733           $ 74,687           $ 57,310           $ 16,412
                                        ========           ========           ========           ========


Fixed Charges:
     Interest on indebtedness and
     amortization of deferred finance
     costs                              $ 21,751           $ 15,534           $  5,646           $  5,063
                                        --------           --------           --------           --------

Total Fixed Charges                     $ 21,751           $ 15,534           $  5,646           $  5,063
                                        ========           ========           ========           ========


Ratio of Earnings to Fixed Charges         5.04x              4.81x             10.15x              3.24x
                                        ========           ========           ========           ========

